Exhibit 99.1
Limelight Networks Reports Record First Quarter Results
TEMPE, Ariz., April 28, 2022 - Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of content delivery services and AppOps at the edge, today reported financial results for the first quarter ended March 31, 2022. Delivering on several key milestones in its 2022 strategic plan, the company reported significant revenue, gross margin, and adjusted EBITDA growth year over year.
“First quarter 2022 results were ahead of plan as we continue building on the momentum established in the second half of 2021. Revenue for the first quarter came in at $58.0 million, up 13% year over year. Gross Margin was 30.7%, up 630 basis points year over year and Adjusted EBITDA was $2 million versus a loss of $3.3 million in the first quarter of 2021.” said Bob Lyons, President, and Chief Executive Officer.
“In the quarter, our operational improvements and renewed client focus have driven record traffic with 17 of Limelight’s top 20 highest historical traffic days landing in the quarter,” said Lyons. “We are proud of achieving the top performance spot in the world for edge CDN networks. This distinction anchors the transformation of Limelight from a media CDN to a leading edge enabled technology solutions company.”
“We continue to execute against our Improve, Expand and Extend strategic framework, and remain confident in our ability to build on this progress,” said Lyons.
Improve: Continued improvement in operational performance and cost structure:
•Client sentiment metric maintained high ratings for the third quarter in a row, across our global top 20.
•Record traffic with 17 of Limelight’s top 20 highest historical traffic days landing in this quarter. Traffic sources were broad-based, spanning streaming, live events, software downloads, and gaming across both large and small clients.
•Year over year cash gross margin expansion of 420 basis points.
•Year over year flowthrough of revenue growth to adjusted EBITDA of 77%.
Expand: Existing client and new logo growth driving meaningful revenue expansion:
•13% year over year revenue growth with organic growth of 6%.
•19 of Top 20 Limelight customers grew revenue more than 20%.
•Customer additions were the highest they have been in the previous five quarters. This positive momentum spans both our delivery and AppOps solutions.
•Total company pipeline has grown more than 30% from the beginning of the year, with Layer0 pipeline growing by triple digits.
•Mostly completed the planned rebuild of our sales and marketing teams which should drive momentum in the second half of the year.
Extend: Extension of new growth products:
•Transformational acquisition of Edgecast - a meaningful step toward our strategy to become a leading edge enabled software solutions company.

Exhibit 99.1
•With Edgecast, we will be one of the largest and most performant independent edge platforms with a significant increase in scale, security, live events and video capabilities.
•Layer0 contributed $3.8 million in the quarter and is tracking well toward its full year guide of at least $20 million in high growth, high gross margin revenue.
•We strengthened our security capabilities with the launch of Layer0 Security Platform consisting of WAF, DDoS and Bot Management solutions.
First Quarter 2022 Financial Results
•Revenue of $58.0 million, up 13% from the first quarter of 2021.
•GAAP net loss of $19.2 million, or $(0.14) per basic share, an improvement of $6.3 million from the net loss of $25.5 million, or $(0.21) per basic share, in the first quarter of 2021. GAAP net loss included $5.1 million in acquisition and legal related charges in the first quarter of 2022 and restructuring and transition related charges of $11.7 million in the first quarter of 2021.
•Non-GAAP net loss was $5.4 million, or $(0.04) per basic share, an improvement of $5.6 million from the Non-GAAP net loss of $11.0 million, or $(0.09) per basic share, in the first quarter of 2021.
•Adjusted EBITDA was $2.0 million, an improvement of $5.2 million from a loss of $3.3 million in the first quarter of 2021.
•EBITDA was $(10.9) million, an improvement of $6.7 million from $(17.6) million for the first quarter of 2021.
•Cash, cash equivalents and marketable securities total $61.9 million at the end of the first quarter 2022.
•Limelight ended the first quarter of 2022 with 556 employees and employee equivalents, up from 552 at the end of the fourth quarter of 2021, and from 510 at the end of the first quarter of 2021.
Guidance
“Given we anticipate closing the Edgecast acquisition in the next 30-60 days, we are maintaining our full year guidance. We expect to begin working with the Edgecast team on a bottom-up forecast for the remainder of the year immediately after we close and will provide combined guidance for the year as we finish that process,” said Dan Boncel, Chief Financial Officer. “In the short term, we expect second quarter revenue to be consistent with the first. With continued tight management of network and operating expenses, we would expect gross margin and adjusted EBITDA margin to continue its methodical expansion.”

Exhibit 99.1
Limelight Networks, Inc.
2022 Guidance

April 2022
Revenue	$240 to $250 million
GAAP Basic EPS	$(0.27) to $(0.22)
Non-GAAP EPS	$(0.06) to $(0.01)
Adjusted EBITDA	$24 to $28 million
Capital expenditures	$20 to $25 million
Update on Edgecast Transaction and Corporate Rebranding
“Integration planning is well underway,” said Lyons, “We believe the combined company will be uniquely positioned to provide unmatched performance, productivity, and security value at the edge for the outcome buyer. We will do this for a more diversified set of clients with better end-to-end services, a more complete edge solutions platform and an exceptionally scaled global network. We are looking to capture this dynamic as we start a new phase as Edgio.”

Exhibit 99.1
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,175	$41,918
Marketable securities	34,751	37,367
Accounts receivable, net	55,040	42,217
Income taxes receivable	63	61
Prepaid expenses and other current assets	16,044	13,036
Total current assets	133,073	134,599
Property and equipment, net	34,792	33,622
Operating lease right of use assets	6,064	6,338
Marketable securities, less current portion	40	40
Deferred income taxes	1,822	1,893
Goodwill	113,463	114,511
Intangible assets, net	13,827	14,613
Other assets	4,779	5,485
Total assets	$307,860	$311,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,599	$11,631
Deferred revenue	2,189	3,266
Operating lease liability obligations	1,754	1,861
Income taxes payable	215	873
Other current liabilities	20,403	19,292
Total current liabilities	40,160	36,923
Convertible senior notes, net	121,991	121,782
Operating lease liability obligations, less current portion	9,209	9,616
Deferred income taxes	303	308
Deferred revenue, less current portion	282	116
Other long-term liabilities	721	777
Total liabilities	172,666	169,522
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 138,178 and 134,337 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	138	134
Additional paid-in capital	590,249	576,807
Accumulated other comprehensive loss	(9,004)	(8,345)
Accumulated deficit	(446,189)	(427,017)
Total stockholders’ equity	135,194	141,579
Total liabilities and stockholders’ equity	$307,860	$311,101

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2022	2021	Change	2021	Change
Revenue	$57,959	$62,885	(8)%	$51,195	13%
Cost of revenue:
Cost of services (1)	35,070	35,065	—%	33,021	6%
Depreciation — network	5,089	5,215	(2)%	5,679	(10)%
Total cost of revenue	40,159	40,280	—%	38,700	4%
Gross profit	17,800	22,605	(21)%	12,495	42%
Gross profit percentage	30.7%	35.9%		24.4%
Operating expenses:
General and administrative (1)	15,833	9,147	73%	12,948	22%
Sales and marketing (1)	7,627	8,141	(6)%	9,835	(22)%
Research and development (1)	9,577	5,149	86%	6,113	57%
Depreciation and amortization	1,032	976	6%	540	91%
Restructuring charges	698	2,627	NM	6,873	NM
Total operating expenses	34,767	26,040	34%	36,309	(4)%
Operating loss	(16,967)	(3,435)	NM	(23,814)	NM
Other income (expense):
Interest expense	(1,313)	(1,346)	NM	(1,286)	NM
Interest income	27	30	NM	45	NM
Other, net	(713)	(243)	NM	(214)	NM
Total other expense	(1,999)	(1,559)	NM	(1,455)	NM
Loss before income taxes	(18,966)	(4,994)	NM	(25,269)	NM
Income tax expense	206	435	NM	260	NM
Net loss	$(19,172)	$(5,429)	NM	$(25,529)	NM

Net loss per share:
Basic	$(0.14)	$(0.04)		$(0.21)
Diluted	$(0.14)	$(0.04)		$(0.21)

Weighted average shares used in per share calculation:
Basic	135,528	134,023		124,290
Diluted	135,528	134,023		124,290

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2022	2021	2021
Share-based compensation:
Cost of services	$408	$243	$246
General and administrative	2,103	2,311	6,028
Sales and marketing	1,181	915	563
Research and development	3,320	788	371
Restructuring charges	—	(254)	1,354
Total share-based compensation	$7,012	$4,003	$8,562

Depreciation and amortization:
Network-related depreciation	$5,089	$5,215	$5,679
Other depreciation and amortization	246	249	540
Amortization of intangible assets	786	727	—
Total depreciation and amortization	$6,121	$6,191	$6,219

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(17,359)	$3,499	$(6,795)

End of period statistics:
Approximate number of active clients	577	580	527

Number of employees and employee equivalents	556	552	510

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2022	2021	2021
Operating activities
Net loss	$(19,172)	$(5,429)	$(25,529)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,121	6,191	6,219
Share-based compensation	7,012	4,003	8,562
Foreign currency remeasurement (gain) loss	242	208	(71)
Deferred income taxes	(2)	(216)	(10)
Gain on sale of property and equipment	—	(28)	—
Accounts receivable charges	272	35	466
Amortization of premium on marketable securities	280	282	609
Noncash interest expense	209	207	199
Changes in operating assets and liabilities:
Accounts receivable	(13,095)	3,928	2,059
Prepaid expenses and other current assets	(3,174)	288	446
Income taxes receivable	(2)	(51)	(36)
Other assets	834	1,944	399
Accounts payable and other current liabilities	3,625	740	5,209
Deferred revenue	(911)	(5,519)	(84)
Income taxes payable	(655)	435	73
Other long term liabilities	(55)	326	(3)
Net cash (used in) provided by operating activities	(18,471)	7,344	(1,492)
Investing activities
Purchases of marketable securities	(6,839)	(17,238)	(10,874)
Sale and maturities of marketable securities	9,087	15,760	5,897
Purchases of property and equipment	(5,350)	(3,901)	(6,628)
Proceeds from sale of property and equipment	—	28	—
Acquisition of business, net of cash acquired	492	—	—
Net cash used in investing activities	(2,610)	(5,351)	(11,605)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,285)	(311)	(671)
Proceeds from employee stock plans	7,986	725	2,847
Net cash provided by financing activities	6,701	414	2,176
Effect of exchange rate changes on cash and cash equivalents	(363)	(74)	(254)
Net increase (decrease) in cash and cash equivalents	(14,743)	2,333	(11,175)
Cash and cash equivalents, beginning of period	41,918	39,585	46,795
Cash and cash equivalents, end of period	$27,175	$41,918	$35,620
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation, non-cash interest expense, restructuring and transition related charges, acquisition and legal related expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring and transition related charges, and acquisition and legal related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial

Exhibit 99.1
measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•     These measures do not reflect changes in, or cash requirements for, our working capital needs;
•     Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•     These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•     These measures do not reflect income taxes or the cash requirements for any tax payments;
•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•     While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•     Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures

Exhibit 99.1
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2022		December 31, 2021		March 31, 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(19,172)	$(0.14)	$(5,429)	$(0.04)	$(25,529)	$(0.21)
Share-based compensation	7,012	0.05	4,257	0.03	2,644	0.02
Non-cash interest expense	209	—	207	—	199	—
Restructuring and transition related charges	698	0.01	2,627	0.02	11,700	0.09
Acquisition and legal related expenses	5,107	0.04	377	—	—	—
Amortization of intangible assets	786	0.01	727	0.01	—	—
Non-GAAP net (loss) income	$(5,360)	$(0.04)	$2,766	$0.02	$(10,986)	$(0.09)

Weighted average shares used in per share calculation:		135,528		134,023		124,290

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2022	2021	2021
U.S. GAAP net loss	$(19,172)	$(5,429)	$(25,529)
Depreciation and amortization	6,121	6,191	6,219
Interest expense	1,313	1,346	1,286
Interest and other (income) expense	686	213	169
Income tax expense	206	435	260
EBITDA	$(10,846)	$2,756	$(17,595)
Share-based compensation	7,012	4,257	2,644
Restructuring and transition related charges	698	2,627	11,700
Acquisition and legal related expenses	5,107	377	—
Adjusted EBITDA	$1,971	$10,017	$(3,251)
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 7:30 a.m. EDT (4:30 a.m. PDT) today, management will host a quarterly conference call for investors. Interested parties can access the call by dialing 844-200-6205 from

Exhibit 99.1
the United States or 929-526-1599 internationally, with access code 088169. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 28, 2022, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight (NASDAQ: LLNW) is an industry leader in providing edge-enabled solutions to deliver fast, secure digital experiences on a global scale. We offer powerful tools that optimize, protect, and deliver our clients' valuable digital assets in an increasingly competitive marketplace. From content delivery and AppOps to Jamstack application architecture and web security, we are uniquely positioned to leverage our global private network and client-obsessed experts to help our customers win. The world’s largest brands trust Limelight and we invite you to learn more about us by visiting www.limelight.com, Twitter, Facebook, and LinkedIn.
Copyright (C) 2022 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Sameet Sinha, 646-337-8909
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ